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                                                                     EXHIBIT 4.4

                                WARRANT AGREEMENT

                          DATED AS OF DECEMBER 30, 1997

                                     BETWEEN

                  THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP,
                                    AS ISSUER

                                       AND

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                AS WARRANT AGENT

                                  AND JOINED BY

                                 RAS WARRANT CO.
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         WARRANT AGREEMENT (the "Agreement"), dated as of December 30, 1997, between The Resort at Summerlin, Limited Partnership, a Nevada limited partnership (together with any successors and assigns, the "Partnership"), and United States Trust Company of New York, a New York banking corporation, as Warrant Agent (the "Warrant Agent"). RAS Warrant Co., a Nevada corporation ("Warrant Co."), hereby joins in this Agreement with respect to obligations to the parties to this Agreement and the holders of the Warrants (hereinafter defined).

         WHEREAS, the Partnership proposes, among other things, to issue and sell pursuant to a Purchase Agreement, dated as of December 22, 1997 (the "Purchase Agreement"), among the Partnership, The Resort at Summerlin, Inc., a Nevada corporation, Warrant Co., and NatWest Capital Markets Limited ("NatWest"), as Initial Purchaser, 100,000 Units (the "Units") representing $100,000,000 principal amount of its 13% Senior Subordinated PIK Notes due 2007 (the "Senior PIK Notes") and, at Initial Purchaser's election, either (i) warrants (the "Partnership Warrants") to the purchase limited partnership interests (the "LP Partnership Interests") of the Partnership, or (ii) warrants (the "Corporate Warrants") to purchase shares of common stock, no par value (the "Common Stock"), of Warrant Co. (whose sole assets will be Warrant Co. LP Warrants (as defined herein));

         WHEREAS, each Unit will represent $1,000 principal amount of Senior PIK Notes and, in the case of the Partnership Warrants, one warrant to purchase one LP Partnership Interest representing 0.00008% of the total partnership interests of the Partnership outstanding as of the date hereof (each an "LP Warrant Partnership Interest", including all other partnership interests or other securities issued or issuable upon exercise of the Warrants (hereinafter defined)) or, in the case of the Corporate Warrants, one warrant to purchase one share of Common Stock;

         WHEREAS, the Partnership proposes to issue to Warrant Co. warrants (the "Warrant Co. LP Warrants") for the purchase of LP Partnership Interests with the same terms as the Partnership Warrants and the number of Warrant Co. LP Warrants issued shall be equal to the number of all Corporate Warrants issued;

         WHEREAS, the Partnership wishes the Warrant Agent to act on behalf of the Partnership and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Partnership Warrants and Warrant Co. LP Warrants (collectively, the "Warrants") as provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Partnership and the Warrant Agent hereby agree as follows:

         SECTION 1. Appointment of Warrant Agent. The Partnership hereby appoints the Warrant Agent to act as agent for the Partnership in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. Warrant Certificates. The Warrants will be initially issued in registered form as physical Warrant certificates (the "Physical Warrants"). Any certificates (the "Warrant Certificates") evidencing the Physical Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto. Such Warrant Certificates shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Warrant Certificate to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the holder thereof.
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         SECTION 3. Execution of Warrant Certificates.

         (a) Warrant Certificates shall be signed on behalf of the Partnership by the general partner of the Partnership. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Partnership may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary of its general partner, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

         (b) In case any officer of the general partner of the Partnership who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Partnership, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the general partner of the Partnership; and any Warrant Certificate may be signed on behalf of the general partner of the Partnership by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the general partner of the Partnership to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         (c) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         SECTION 4. Registration and Countersignature.

         (a) The Warrants shall be numbered and shall be registered on the books of the Partnership maintained at the principal office of the Warrant Agent in the Borough of Manhattan, city of New York (the "Warrant Register") as they are issued. Warrant Agent agrees to make the Warrant Register available during normal business hours for inspection by agents and other representatives of the Nevada State Gaming Control Board upon request.

         (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, a Vice President, the Treasurer, Chief Financial Officer or an Assistant Secretary of the general partner of the Partnership, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than an aggregate amount of 100,000 LP Partnership Interests and shall thereafter countersign and deliver Warrants as otherwise provided in this Agreement.

         (c) The Partnership and the Warrant Agent may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary.


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         SECTION 5. Transfer and Exchange of Warrants.

         (a) The Warrant Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Warrant upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder or Holders thereof to purchase a like aggregate amount of LP Partnership Interests as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warranty Agent, the Warrant Certificate or Certificates to be so exchanged.

         (b) Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Partnership maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York, for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like amount of LP Partnership Interests.

         (c) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Partnership may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

         (d) Notwithstanding any other provision of this Agreement, on and after such time as the Partnership shall have obtained a nonrestricted gaming license (the "License") issued by the Nevada Gaming Commission (the "Nevada Commission"), no Holder may sell, assign, transfer, pledge or make any other disposition of a Warrant without the prior approval of the Nevada Commission unless the Partnership is then registered by the Nevada Commission as a "publicly traded corporation" (a "Registered Company"), as that term is defined in the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"), and holds certain exemptions from the Nevada Commission in connection with such registration (the "Exemptions"). The Partnership shall promptly notify the Warrant Agent and each Holder in writing in each instance upon becoming the holder of the License, a Registered Company and the holder of the Exemptions.

         (e) Upon any Holder's surrender of a Warrant Certificate for transfer of such Partnership Warrants to Warrant Co., subject to Section 6, such transfer shall be registered in accordance with this Section 5 and the Holder's Partnership Warrant shall be cancelled and a Warrant Co. LP Warrant shall be issued to Warrant Co. in respect thereof; provided that such Holder and Warrant Co. certify to the Partnership and the Warrant Agent that such transfer is solely for the purpose of exchanging a Corporate Warrant corresponding thereto as contemplated by this Agreement.

         (f) Upon Warrant Co.'s surrender of a Warrant Certificate for transfer to a holder of a Corporate Warrant, subject to Section 6, such transfer shall be registered in accordance with this Section 5, such Warrant Co. LP Warrant shall be cancelled and a corresponding Partnership Warrant shall be


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issued to such Corporate Warrant holder in respect thereof; provided that such
Corporate Warrant holder and Warrant Co. certify to the Partnership and Warrant Agent that such transfer is solely for the purpose of exchanging a Corporate Warrant corresponding thereto as contemplated by this Agreement.

         SECTION 6. Registration of Transfers and Exchanges.

         (a) Transfer and Exchange of Physical Warrants. When Physical Warrants are presented to the Warrant Agent with a request:

                  (i) to register the transfer of the Physical Warrants; or

                  (ii) to exchange such Physical Warrants for an equal number of Physical Warrants of other authorized denominations, the Warrant Agent shall, subject to Section 5, register the transfer or make the exchange as requested if the requirements under this Agreement as set forth in this Section 6 for such transactions are met; provided, however, that the Physical Warrants presented or surrendered for registration of transfer or exchange;

                           (I) shall be duly endorsed or accompanied by a
                  written instrument of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (II) in the case of Physical Warrants the offer and
                  sale of which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), such Physical Warrants shall be accompanied, in the sole discretion of the Partnership, by the following additional information and documents, as applicable:

                                    (A) if such Physical Warrants are being
                           delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                                    (B) if such Physical Warrants are being
                           transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer")) in accordance with Rule 144A under the Securities Act, a certificate to that effect (in substantially the form of Exhibit B hereto); or

                                    (C) if such Physical Warrants are being
                           transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor")) delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit C hereto; or

                                    (D) if such Physical Warrants are being
                           transferred in reliance on Regulation S under the Securities Act ("Regulation S"), delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit D


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                           hereto and an opinion of counsel reasonably
                           satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act; or

                                    (E) if such Physical Warrants are being
                           transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act; or

                                    (F) if such Physical Warrants are being
                           transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the Partnership to the effect that such transfer is in compliance with the Securities Act.

                  (b)      Legends.

                           (i) For so long as transfer of a Warrant is not
                  permitted without registration under the Securities Act, each Warrant Certificate evidencing such Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

                  THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTERST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
                  (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
                  (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR


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                  THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT
                  A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
                  (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  THIS WARRANT AND THE LIMITED PARTNER INTERESTS OF THE PARTNERSHIP INTO WHICH THIS WARRANT IS EXERCISABLE ARE SUBJECT TO A REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT DATED AS OF DECEMBER 30, 1997, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER AND PROVISIONS REQUIRING THE MANDATORY TRANSFER OF SUCH PARTNERSHIP INTERESTS AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

                           (ii) On and after the date of issuance of a License
                  to the Partnership and until the Partnership has been registered as a Registered Company and granted the Exemptions by the Nevada Commission, each Warrant Certificate evidencing such Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

                  THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION


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                  FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS
                  UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY WARRANT AGENT OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

                           (iii) On and after the date of issuance of a License
                  to the Partnership and until the Partnership has been registered as a Registered Company and granted the Exemptions by the Nevada Commission, each certificate representing LP Partnership Interests (and all LP Partnership Interests issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

                  THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY WARRANT AGENT OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE


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
                  ANY REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

                  ANY LIMITED PARTNER GRANTED DELAYED LICENSING THAT IS LATER FOUND UNSUITABLE BY THE NEVADA GAMING COMMISSION SHALL RETURN ALL EVIDENCE OF ANY OWNERSHIP IN THE LIMITED PARTNERSHIP TO THE LIMITED PARTNERSHIP, AT WHICH TIME THE LIMITED PARTNERSHIP SHALL REFUND TO THE UNSUITABLE LIMITED PARTNER NO MORE THAN THE AMOUNT THAT HE PAID FOR HIS OWNERSHIP INTEREST, AND THE UNSUITABLE LIMITED PARTNER SHALL NO LONGER HAVE ANY DIRECT OR INDIRECT INTEREST IN THE LIMITED PARTNERSHIP.

                  (c) Obligations with Respect to Transfers and Exchanges of Physical Warrants.

                           (i) To permit registrations of transfers and
                  exchanges, the Partnership shall execute, at the Warrant Agent's request, and the Warrant Agent shall countersign Physical Warrants.

                           (ii) All Physical Warrants issued upon any
                  registration, transfer or exchange of Physical Warrants shall be the valid obligations of the Partnership, entitled to the same benefits under this Agreement as the Physical Warrants surrendered upon the registration of transfer or exchange.

                           (iv) Prior to due presentment for registration of
                  transfer of any Warrant, the Warrant Agent and the Partnership may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Partnership shall be affected by notice to the contrary.

         SECTION 7. Separation of Warrants; Terms of Warrants; Exercise of Warrants.

         (a) The Senior PIK Notes and Warrants will be immediately separated upon sale by the Initial Purchaser.

         (b) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing on or after the date of issuance and until 5:00 p.m., New York City time, on December 15, 2007 (the "Expiration Date"), to receive from the Partnership upon the exercise of each Warrant the number of LP Warrant Partnership Interests which the Holder may at the time be entitled to receive on exercise of such Warrant and payment of the Exercise Price (as defined) then in effect for such LP Warrant Partnership Interests. Each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to distributions will be made upon exercise of the Warrants.

         (c) The initial price at which one LP Warrant Partnership Interest shall be purchasable upon exercise of a Warrant (the "Exercise Price") shall be $.01, subject to adjustment as herein provided, provided, that in no event shall such Exercise Price be less than $.01 per partnership interest. A Warrant may be exercised upon surrender at the office or agency of the Partnership maintained for such purpose, which initially will be the corporate trust office of the Warrant Agent in New York, New York, of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on


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
the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Warrant Agent for the account of the Partnership of the Exercise Price, as adjusted as herein provided, for the LP Warrant Partnership Interests in respect to which such Warrant is then exercised. Payment of the Exercise Price shall be made in cash or by certified or official bank check to the order of the Partnership in immediately available funds.

         (d) Subject to the provisions of Section 6 and such other conditions precedent to the exercise of the Warrants as may be set forth in this Agreement, if any, upon such surrender of a Warrant and payment of the Exercise Price in respect thereof, the Partnership shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the LP Warrant Partnership Interests issuable upon the exercise of such Warrant together with cash as provided in Section 13; provided, however, that if any consolidation, merger or sale of assets is proposed to be effected by the Partnership as described in Subsection 12(j), or a tender offer or an exchange offer for LP Partnership Interests shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Partnership shall, as soon as practicable, but in any event not later than 2 days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not open for business ("Business Day"), thereafter, issue and cause to be delivered the LP Warrant Partnership Interests issuable upon the exercise of such Warrant in the manner described in this sentence together with cash as provided in Section 13. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such LP Warrant Partnership Interest as of the date of the surrender of such Warrant and payment of the Exercise Price in respect thereof.

        EACH WARRANT SHALL BE EXERCISABLE ONLY IN FULL, AND NOT IN PART.

         (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner consistent with the Warrant Agent's customary procedure for such disposal and in a manner reasonably satisfactory to the Partnership. The Warrant Agent shall account promptly to the Partnership with respect to Warrants exercised and concurrently pay to the Partnership all monies received by the Warrant Agent for the purchase of the LP Warrant Partnership Interests through the exercise of such Warrants.

         (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Partnership shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         (g) Notwithstanding any other provision of this Agreement, on and after such time as the Partnership has obtained the License, no Warrant may be exercised without the prior approval of and licensing of the Holder by the Nevada Commission unless the Partnership is then registered by the Nevada Commission as a Registered Company and holds the Exemptions.

         SECTION 8. Payment of Taxes. The Partnership will pay all documentary stamp taxes attributable to the initial issuance of LP Warrant Partnership Interests upon the exercise of Warrants; provided, however, that the Partnership shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for LP Warrant Partnership Interests in a name other than that of the registered holder of a Warrant


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
Certificate surrendered upon the exercise of a Warrant, and the Partnership shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Partnership the amount of such tax or shall have established to the satisfaction of the Partnership that such tax has been paid.

         SECTION 9. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Partnership may at its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Partnership and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Partnership or the Warrant Agent may prescribe.

         SECTION 10. Reservation of LP Warrant Partnership Interests.

         (a) The Partnership will at all times reserve and keep available, free from preemptive or other similar rights of partners of the Partnership or others, the right to issue additional LP Partnership Interests for the purpose of enabling it to satisfy its obligation to issue LP Warrant Partnership Interests upon exercise of Warrants up to the maximum number of LP Warrant Partnership Interests which may then be deliverable upon the exercise of all outstanding Warrants.

         (b) The Partnership or, if appointed, the transfer agent for the LP Partnership Interests (the "Transfer Agent") and every subsequent transfer agent for any partnership interests of the Partnership issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such amount of LP Partnership Interests, whether stated as units or otherwise, as shall be required for such purpose. The Partnership will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any partnership interests of the Partnership issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent any limited partner certificates or other instruments required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Partnership will supply such Transfer Agent with duly executed certificates or other instruments for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13. The Partnership will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 14 hereof.

         (c) The Partnership covenants that all LP Warrant Partnership Interests which may be issued upon exercise of Warrants made in accordance with the terms of this Agreement will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, free of preemptive and other similar rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Partnership will not enter into any agreements inconsistent with the rights of Holders hereunder. The Partnership will use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Partnership to perform its obligations under this Agreement. The Partnership shall not take any action reasonably within its control, including the hiring of a broker to solicit exercises, which would render unavailable an exemption from registration under the Securities Act which might otherwise be available with respect to the issuance of LP Warrant Partnership Interests upon exercise of any Warrants.

         SECTION 11. Obtaining Stock Exchange Listings. The Partnership will from time to time take all actions which may be necessary so that the LP Warrant Partnership Interests, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America (including the NASDAQ National Market System), if any, on which other LP Partnership Interests are then listed. In the event that, at any time during the period in which the Warrants are exercisable, the LP Partnership Interests are not listed on any principal securities or exchanges or markets within the United States of America, the Partnership will use its reasonable best efforts to permit the LP Warrant Partnership Interests to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offering, Resales and Trading through Automated Linkages market.

         SECTION 12. Adjustment of Number of LP Warrant Partnership Interests Issuable. The number of LP Warrant Partnership Interests issuable upon exercise of a Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12. The Exercise Rate shall initially be one.

         (a)      Adjustment for Change in Capital. If the Partnership:

                  (1) makes a distribution on its outstanding LP Partnership Interests payable in LP Partnership Interests or other partnership interests of the in Partnership;

                  (2) subdivides, combines or reclassifies its outstanding LP Partnership Interests; and

                  (3) makes a distribution to all holders of its outstanding LP Partnership Interests of rights, warrants or options to purchase LP Partnership Interests at a price per partnership interest less than the Current Market Value (as defined in Section 12(d)) at the Time of Determination (as defined below);

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate amount and kind of partnership interests of the Partnership which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action; provided, however, that notwithstanding the foregoing, upon the occurrence of an event described in any of paragraphs (1) or (3) above, which otherwise would have given rise to an adjustment, no adjustment shall be made if the Partnership includes the Holders of Warrants in such distribution pro rata to all LP Partnership Interests issued and outstanding (after giving effect to the LP Warrant Partnership Interests as if they were issued and outstanding).

         The adjustment shall become effective (the "Time of Determination") immediately after the record date in the case of a distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Warrant upon exercise of it may receive interests in two or more classes of the partnership interests of the Partnership, the general partner of the Partnership shall determine the allocation of the adjusted Exercise Price between such separate classes of partnership interests of the Partnership. After such allocation, the exercise privilege and the Exercise Price of each class of partnership interests shall thereafter be subject to adjustment on terms comparable to those applicable to LP Partnership Interests in this Subsection 12(a).

         Adjustments pursuant to this Subsection 12(a) shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for Certain Issuances of LP Partnership Interests. Subject to Subsection 12(a), if the Partnership issues or sells LP Partnership Interests or distributes any rights, options or warrants to all holders of its LP Partnership Interests entitling them to purchase LP Partnership Interests, or securities convertible into or exchangeable for LP Partnership Interests (other than pursuant to (1) the exercise of the Warrants or issuance of LP Partnership Interests to Warrant Co. solely to accommodate a holder of Warrant Co.'s common stock right to receive the corresponding LP Warrant Partnership Interest held by Warrant Co. in exchange for such common stock, (2) any options, warrants or rights outstanding as of the date of this Agreement, (3) without limiting any options, warrants or rights outstanding covered by the immediately preceding clause (2), any executive management plans and employee option or purchase plans to the extent that the aggregate amount of LP Partnership Interests (or securities convertible into or exchangeable or exercisable for LP Partnership Interests) distributed under all such executive management plans and employee option and purchase plans does not exceed ten percent (10%) of the Partnership's partnership interests at any time (of which no options to purchase are currently outstanding) and (4) any security convertible into, or exchangeable or exercisable for, LP Partnership Interests as to which the issuance thereof has previously been the subject of any required adjustment pursuant to this Agreement and exercisable securities of the Partnership for which the applicable adjustment has already been made), at a price per partnership interest less than the Current Market Value at the Time of Determination, the Exercise Rate shall be adjusted in accordance with the formula:

                             (0 + N)
                             -------
                  E(1) = E x 0 + (N x P)
                                 -------
                                    M

         where:

                  E(1)     = the adjusted Exercise Rate.

                  E        = the Exercise Rate immediately prior to the Time of
                             Determination of any such distribution.

                  0        = the number of Fully Diluted Partnership Interests
                             (as defined in Section 12(l)) outstanding on the Time of Determination for any such issuance, sale or distribution.

                  N        = the number of additional LP Partnership Interests
                             issued, sold or issuable upon exercise of such rights, options or warrants.

                  P        = the price received in the case of any issuance or
                             sale of LP Partnership Interests or exercise price per partnership interest of such rights, options or warrants.

                  M        = the Current Market Value per LP Partnership
                             Interest on the Time of Determination for any such issuance, sale or distribution.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of holders of partnership interests of the Partnership entitled to receive the rights, options or warrants. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the amount of partnership interests actually issued.

         (c) Adjustment for Other Distribution. Subject to Subsection 12(a), if the Partnership distributes to all holders of its LP Partnership Interests (i) any evidences of indebtedness of the Partnership, (ii) any assets of the Partnership (excluding cash distributions or distributions from current or retained earnings other than any Extraordinary Cash Distribution), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Partnership, the Exercise Rate shall be adjusted in accordance with the formula:

                                    E(1) =     E x M
                                               -----
                                               M - F

         where:

                  E(1)     = the adjusted Exercise Rate.

                  E        = the Exercise Rate immediately prior to the Time of
                             Determination of any such distribution.

                  M        = the Current Market Value per LP Partnership
                             Interest on the record date mentioned below.

                  F        = the fair market value on the record date mentioned
                             below of the indebtedness, assets, rights, options or warrants distributable in respect of each LP Partnership Interest.

         Adjustments pursuant to this Subsection 12(c) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of holders of partnership interests of the Partnership entitled to receive the distribution. If an adjustment is made pursuant to clause (iii) above of this Subsection 12(c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by amount of LP Partnership Interests outstanding on the record date. Notwithstanding the foregoing provisions of this Subsection 12(c), (x) an event which would otherwise give rise to an adjustment pursuant to this Subsection 12(c) shall not give rise to such an adjustment if the Partnership includes the holders of the Warrants in such distribution pro rata to all LP Partnership Interests issued and outstanding after giving effect to the LP Warrant Partnership Interests as if they were issued and outstanding and (y) no adjustment shall be made pursuant to this Subsection 12(c) with respect to cash distributions other than Extraordinary Cash Distributions.

         This Subsection 12(c) does not apply to rights, options or warrants referred to in Subsection 12(b).

         (d) Merger, Consolidation, Etc. If (x) the Partnership merges or consolidates with, or sells all or substantially all of its property and assets to, another person (other than an Affiliate of the Partnership) and consideration is payable to holders of LP Partnership Interests in exchange for their LP Partnership Interests in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of a dissolution, liquidation or winding up of the Partnership, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with all holders of LP Partnership Interests (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the rights of a Holder of a Warrant shall terminate and cease and his or her Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Partnership, the Partnership shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants. After receipt of such deposit from such person or the Partnership and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person or persons as it may be directed in writing by the Holders surrendering such Warrants.

         (e) Current Market Value. "Current Market Value" of an LP Partnership Interest or of any other security (herein collectively referred to as a "Security") at any date shall be:

                           (1) if the Security is not registered under the
                  Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) the value of the Security determined in good faith by the general partner of the Partnership, based on the most recently completed arm's length transaction between the Partnership and a person other than an Affiliate of the Partnership in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert or (iii) if neither clause (i) nor (ii) is applicable, the value of the Security determined as of such date by an Independent Financial Expert, or

                           (2) if the Security is registered under the Exchange
                  Act, the average of the daily market prices for each business day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily market prices for all of the Business Days before such date for which daily market prices are available. If the market price is not determinable for at least 10 Business Days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

         The "market price" for any Security on each Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Partnership, or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Partnership. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

         "Independent Financial Expert" shall mean (a) NatWest (or any successor) or (b) another nationally recognized investment banking firm, a nationally recognized regional investment banking firm or a nationally recognized accounting firm selected by the Partnership reasonably acceptable to the Warrant Agent (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Partnership, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Partnership, (iii) that has not been retained by the Partnership for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the general partner of the Partnership, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Partnership for opinions or services it provides as an Independent Financial Expert.

         "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Extraordinary Cash Distribution" means cash distributions with respect to LP Partnership Interests, the aggregate amount of which in any fiscal year exceeds the lesser of (i) 15% of the net income of the Partnership for the fiscal year immediately preceding the payment of such distribution or (ii) $1,000,000.

         (f) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least .5% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/100th of a partnership interest.

         (g) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to Subsections 12(a),
(b) or (c) and such distribution is subsequently cancelled, the Exercise Rate then in effect shall be readjusted, effective as of the date when the general partner of the Partnership determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

         (h) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Partnership shall provide the notices required by Section 14 hereof.

         (i) Voluntary Reduction. The Partnership from time to time may increase the Exercise Rate by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 Business Days. An increase of the Exercise Rate under this Subsection 12(i) (other than a permanent increase) does not change or adjust the Exercise Rate otherwise in effect for purposes of Subsections 12(a), 12(b) or 12(c).

         (j) When Issuance or Payment May Be Deferred. In any case in which this
Section 12 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Partnership may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the LP Warrant Partnership Interests and other partnership interests of the Partnership or other entities, if any, issuable upon such exercise over and above the LP Warrant Partnership Interests and other partnership interests of the Partnership or other entities, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional interest pursuant to Section 13; provided, however, that the Partnership shall deliver to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Partnership, to deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional LP Warrant Partnership Interests and other partnership interests of the Partnership or other entities and cash upon the occurrence of the event requiring such adjustment.

         (k) Reorganizations. In case of any capital reorganization, other than the cases referred to in Subsections 12(a), 12(b), 12(c) or 12(d), or the consolidation or merger of the Partnership with or into another entity (other than a merger or consolidation in which the Partnership is the continuing entity and which does not result in any reclassification of the outstanding LP Partnership Interests into other partnership interests or other securities or property), or the sale of the property of the Partnership as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the amount of LP Warrant Partnership Interests theretofore deliverable), the amount of partnership interests or other securities or property to which a holder of the amount of LP Warrant Partnership Interests that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the general partner of the Partnership, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any partnership interests or other securities or property thereafter deliverable upon exercise of Warrants.

         The Partnership shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Partnership) resulting from such Reorganization or the entity purchasing or leasing such assets or other appropriate entity shall (i) expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Warrant Agent the obligation to deliver to the Warrant Agent and to cause the Warrant Agent to deliver to each Holder of Warrants such partnership interests or other securities or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement and
(ii) enter into an agreement providing to the Holders of Warrants rights and benefits substantially similar to those enjoyed by such Holders under the Registration Rights and Limited Partners' Agreement of even date herewith.

         The provisions of this Subsection 12(k) shall apply to successive Reorganization transactions.

         (l) Form of Warrants. Irrespective of any adjustments in the number or kind of partnership interests or other securities or property purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of partnership interests as are stated in the Warrants initially issuable pursuant to this Agreement.

         (m) Miscellaneous. For purposes of this Section 12 the term "Fully Diluted Partnership Interests" shall mean (i) all LP Partnership Interests outstanding as of a specified date, and (ii) all LP Partnership Interests into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants). In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Holders of Warrants shall become entitled to purchase any securities of the Partnership other than, or in addition to, LP Partnership Interests, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the LP Warrant Partnership Interests contained in Subsections 12(a) through 12(l), inclusive, and the provisions of Sections 7, 8, 10 and 13 with respect to the LP Warrant Partnership Interests or other LP Partnership Interests shall apply on like terms to any such other securities.

         SECTION 13. Fractional Interests. The Partnership shall not be required to issue fractional LP Warrant Partnership Interests on the exercise of Warrants. The number of full LP Partnership Interests which shall be issuable upon the exercise of a Warrant shall be computed on the basis of the aggregate number of LP Warrant Partnership Interests purchasable on exercise of the Warrant so presented. If any fraction of a LP Warrant Partnership Interest would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant, the Partnership shall pay an amount in cash equal to the Current Market Value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         SECTION 14. Notices to Warrant Holders. Upon any adjustment pursuant to
Section 12 hereof, the Partnership shall give prompt written notice of such adjustment to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Partnership, within 10 days after such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Warrant Agent a certificate of the general partner of the Partnership, accompanied by the report thereon by a firm of independent public accountants selected by the general partner of the Partnership (who may be the regular accountants for the Partnership), setting forth in reasonable detail (i) the number of LP Warrant Partnership Interests purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 14.

                  In case:

                           (a) the Partnership shall authorize the issuance to all holders of LP Partnership Interests rights, options or warrants to subscribe for or purchase LP Partnership Interests or of any other subscription rights or warrants; or

                           (b)      the Partnership shall authorize the
                                    distribution to all holders of LP
                                    Partnership Interests of evidences of its indebtedness or assets; or

                           (c) of any consolidation or merger to which the Partnership is a part and for which approval of any partners of the Partnership is required, or of the conveyance or transfer of the properties and assets of the Partnership substantially as an entirety, or of any reclassification or change of LP Partnership Interests (other than as a result of a subdivision or combination), or a tender offer or exchange offer for LP Partnership Interests; or

                           (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Partnership; or

                           (e) the Partnership proposes to take any action that would require an adjustment to the Exercise Rate or the Exercise Price pursuant to Section 12;

then the Partnership shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Partnership to give to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant register, at least 30 days (or 20 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the day as of which the holders of record of LP Partnership Interests to be entitled to receive any rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for LP Partnership Interests, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of LP Partnership Interests shall be entitled to exchange such LP Partnership Interests for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Partnership or the Warrant Agent to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         The Partnership shall give prompt written notice to the Warrant Agent and shall cause the Warrant Agent, on behalf of and at the expense of the Partnership to give to each Holder written notice of any determination to make a distribution to the holders of LP Partnership Interests of any cash, assets, debt securities, or any rights or warrants to purchase debt securities, assets or other securities (other than LP Partnership Interests, or rights, options, or warrants to purchase LP Partnership Interests) of the Partnership, which notice shall state the nature and amount of such planned distribution and the record date therefor, and shall be received by the Holders at least 30 days prior to such record date therefor.

         Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as limited partners in respect of the meetings of limited partners of the Partnership or any other matter, or any rights whatsoever as limited partners of the Partnership.

         SECTION 15. Notices to the Partnership and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Partnership shall be sufficiently given or made when received at the office of the Partnership expressly designated by the Partnership as its office for purposes of this Agreement (until the Warrant Agent is otherwise notified in accordance with this Section 15 by the Partnership), as follows:

         The Resort at Summerlin, Limited Partnership
         1160 Town Center Drive
         Suite 200
         Las Vegas, Nevada  89134
         Attention:  John Tipton

         Any notice pursuant to this Agreement to be given by the Partnership or by any Holder(s) to the Warrant Agent shall be sufficiently given when received by the Warrant Agent at the address appearing below (until the Partnership is otherwise notified in accordance with this Section by the Warrant Agent).

         United States Trust Company of New York
         114 West 47th Street
         New York, New York  10036
         Attention:  Corporate Trust Administration
         Facsimile:  (212) 852-1626

         SECTION 16. Supplements and Amendments. The Partnership and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Partnership and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of any Holder of Warrants. No other amendment or modification of this Agreement or the rights and obligations of the Partnership or the rights of Holders of Warrants may be made at any time by the Partnership and the Warrant Agent without the consent of Holders of Warrants representing a majority in number of the then outstanding Warrants.

         SECTION 17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Partnership and the Holders, by their acceptance of Warrants, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificate shall be taken as statements of the Partnership, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or any action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for and shall incur no liability to the Partnership or any Holder for any failure of the Partnership to comply with the covenants contained in this Agreement or in the Warrants to be complied with by the Partnership.

                  (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employee) by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the negligence or misconduct of any agent appointed with due care.

                  (d) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Partnership), and the Warrant Agent shall incur no liability or responsibility to the Partnership or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (e) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Partnership prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer or the Secretary of the general partner of the Partnership and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (f) The Partnership agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including, without limitation, reasonable fees and expenses of counsel), and to indemnify the Warrant Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all liabilities, losses and expenses, including, without limitation, judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

                  (g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Partnership or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                  (h) The Warrant Agent and any stockholder, director, officer or employee ("Related Parties") of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Partnership or become pecuniarily interested in any transactions in which the Partnership may be interested, or contract with or lend money to the Partnership or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent or any Related Party from acting in any other capacity for the Partnership or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the Partnership or an affiliate thereof.

                  (i) The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions thereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                  (j) The Warrant Agent will not incur any liability or responsibility to the Partnership or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the property party or parties.

                  (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any LP Warrant Partnership Interests (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any LP Warrant Partnership Interests (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of LP Warrant Partnership Interests or other securities or other property issuable upon exercise of any Warrant.

                  (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the general partner of the Partnership, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

         SECTION 18. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Partnership 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Partnership. If the Warrant Agent shall resign or be removed or shall otherwise be incapable of acting, the Partnership shall appoint a successor to the Warrant Agent. If the Partnership shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Partnership), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Partnership or by such court, the duties of the Warrant Agent shall be carried out by the Partnership. Any successor warrant agent, whether appointed by the Partnership or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the Partnership or the successor warrant agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

         SECTION 19. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the LP Partnership Interests, or any other partnership interests or other securities of the Partnership issuable upon the exercise of the Warrants, the Partnership shall file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         SECTION 20. Successors. All the covenants and provisions of this Agreement by and for the benefit of the Partnership, the Warrant Agent or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 21. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement.

         SECTION 22. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to the conflict of law rules thereof.

         SECTION 23. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Partnership, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Partnership, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

                           THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                           By: The Resort at Summerlin, Inc., general partner

                           By: /s/ Brian McMullen
                               -------------------------------------------------
                               Name:  Brian McMullen
                               Title: President

                           UNITED STATES TRUST COMPANY OF
                               NEW YORK, as Warrant Agent

                           By: /s/ Louis P. Young
                               -------------------------------------------------
                               Name:  Louis P. Young
                               Title: Vice President

JOINDER:

RAS WARRANT CO.

By: /s/ Brian McMullen
    -------------------------------------------------
    Name:  Brian McMullen
    Title: President

                                                                       EXHIBIT A

                          [Form of Warrant Certificate]
                                     [Face]

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         THIS WARRANT AND THE LIMITED PARTNER INTERESTS OF THE PARTNERSHIP INTO WHICH THIS WARRANT IS EXERCISABLE ARE SUBJECT TO A REGISTRATION RIGHTS AND LIMITED PARTNERS' AGREEMENT, DATED AS OF DECEMBER 30, 1997, WHICH CONTAINS PROVISIONS REGARDING THE RESTRICTIONS ON THE TRANSFER AND PROVISIONS REQUIRING THE MANDATORY TRANSFER OF SUCH PARTNERSHIP INTERESTS AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

         COMMENCING WITH THE DATE A NONRESTRICTED GAMING LICENSE IS ISSUED TO THE PARTNERSHIP BY THE NEVADA GAMING COMMISSION AND THEREAFTER UNTIL THE PARTNERSHIP HAS BEEN REGISTERED AS A REGISTERED COMPANY AND GRANTED THE EXEMPTIONS BY THE NEVADA GAMING COMMISSION, THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF ANY INTEREST IN THE LIMITED PARTNERSHIP IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN INDIVIDUAL OWNER OF ANY SUCH INTEREST IS UNSUITABLE TO HOLD THAT INTEREST, THE NEVADA GAMING COMMISSION SHALL IMMEDIATELY NOTIFY THE LIMITED PARTNERSHIP OF THAT FACT. THE LIMITED PARTNERSHIP SHALL, WITHIN TEN DAYS FROM THE DATE THAT IT RECEIVES THE NOTICE FROM THE NEVADA GAMING COMMISSION, RETURN TO THE UNSUITABLE OWNER THE AMOUNT OF HIS CAPITAL ACCOUNT AS REFLECTED ON THE BOOKS OF THE LIMITED PARTNERSHIP. BEGINNING ON THE DATE WHEN THE NEVADA GAMING COMMISSION SERVES NOTICE OF A DETERMINATION OF UNSUITABILITY, PURSUANT TO THE PRECEDING SENTENCE, UPON THE LIMITED PARTNERSHIP, IT IS UNLAWFUL FOR THE UNSUITABLE OWNER: (A) TO RECEIVE ANY SHARE OF THE PROFITS OR DISTRIBUTIONS OF ANY CASH OR OTHER PROPERTY OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY WARRANT AGENT OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH INTEREST; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE LIMITED PARTNERSHIP, FOR SERVICES RENDERED OR OTHERWISE.

                  EXERCISABLE ON OR AFTER THE DATE OF ISSUANCE
                       AND ON OR BEFORE DECEMBER 15, 2007

No. _________
Warrant

CUSIP No.:

                               Warrant Certificate

                  The Resort at Summerlin, Limited Partnership

         This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of one Warrant expiring December 15, 2007 (the "Warrant") to purchase a limited partner interest ("LP Partnership Interest") in The Resort at Summerlin, Limited Partnership, a Nevada limited partnership (the "Partnership"). The Warrant initially entitles the holder upon exercise to receive from the Partnership on or after the date hereof and on or before 5:00 p.m. New York City Time on December 15, 2007, one LP Partnership Interest at the initial exercise price (the "Exercise Price") of $___ payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of LP Partnership Interests issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         The Warrant may not be exercised after 5:00 p.m., New York City Time, on December 15, 2007, and to the extent not exercised by such time the Warrant shall become void.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, The Resort at Summerlin, Limited Partnership has caused this Warrant Certificate to be signed by its general partner, The Resort
at Summerlin, Inc., by its [              ] and by its [                    ].

Dated:

                                    THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP

                                    BY:  THE RESORT AT SUMMERLIN, INC.,
                                             General Partner

                                    By:_____________________________________
                                       Name:
                                       Title:

                                    By:_____________________________________
                                       Name:
                                       Title:

Countersigned:

United States Trust Company of New York, as Warrant Agent

By:_____________________________________
         Authorized Signature

                          [Form of Warrant Certificate]

                                    [Reverse]

         The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring December 15, 2007, entitling the holders on exercise of each Warrant initially to receive one LP Partnership Interest, and is issued or to be issued pursuant to a Warrant Agreement dated as of December 30, 1997 (the "Warrant Agreement"), duly executed and delivered by the Partnership and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, as warrant agent (the "Warrant Agent"). The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Partnership and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Partnership.

         The Warrant may be exercised at any time on or after the date hereof and on or before December 15, 2007, subject to extension as provided in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. The Warrant evidenced hereby shall be exercisable only in full, and not in part. No adjustment shall be made for any distributions on the LP Partnership Interests issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the LP Partnership Interest issuable upon exercise of the Warrant may, subject to certain conditions, be adjusted. No fractional LP Partnership Interests will be issued upon the exercise of Warrants, but the Partnership will pay the cash value thereof determined as provided in the Warrant Agreement.

         This Warrant Certificate, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate Warrants to purchase the aggregate number of LP Partnership Interests to which the surrendered Warrant was entitled.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate the right to purchase a like amount of LP Partnership Interests shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Partnership and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a limited partner of the Partnership.

                         [Form of Election to Purchase]

                    (To Be Executed upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ limited partner interests in, and herewith tenders payment for such partnership interest to the order of, The Resort at Summerlin, Limited Partnership in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such partnership interest be registered in the name of ___________________, whose address is ___________________ ______________________
and that evidence of such partnership interest be delivered to ___________ ________, whose address is ____________________________________________________.

                                    Signature:

Date:

                                    Signature Guarantee:

________________________________________
(Signatures must be guarantee by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF WARRANTS

         Re:      Warrants to purchase limited
                  partnership interests (the "Securities") of
                  The Resort at Summerlin, Limited Partnership

                  This Certificate relates to ____________ Securities held in the form of Physical Warrants by _________________ (the "Transferor").

The Transferor:*

         / / has requested that the Warrant Agent by written order to exchange or register the transfer of a Physical Warrant or Physical Warrants.

                  In connection with such request and in request of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 6 of such Warrant Agreement, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

         / / Such Security is being acquired for the Transferor's own account, without transfer.

         / / Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         / / Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

         / / Such Security is being transferred in reliance on Regulation S under the Act.

         / / Such Security is being transferred in reliance on Rule 144 under the Act.

         / / Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                             ___________________________________
                                             (INSERT NAME OF TRANSFEROR)

                                             By: _______________________________
                                                      (Authorized Signature)

Date:

_____________________________
*Check applicable box.

                                                                       EXHIBIT C

                            Form of Certificate to Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors

                                                                          [Date]

United States Trust Company of New York
114 West 47th Street
New York, New York  10036-1532

Attention:  Corporate Trust Administration

         Re:      The Resort at Summerlin, Limited Partnership
                  (the "Partnership") Warrants to purchase limited partnership interests (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed purchase of Securities of the Partnership, we confirm that:

         1. We have received such information as we deem necessary in order to make our investment decision.

         2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         3. We understand that the limited partner interests of the Partnership represented by this Certificate are subject to a Registration Rights and Limited Partners' Agreement dated as of December 30, 1997, which contains provisions regarding restrictions on the transfer and the mandatory transfer of such interests and other matters.

         4. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Partnership or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Warrant Agent a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

         5. We understand that, on any proposed resale of Securities, we will be required to furnish the Warrant Agent and the Partnership, such certification, legal opinions and other information as the Warrant Agent and the Partnership may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Partnership are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             (Name of Transferor)

                                             By: __________________________
                                                  (Authorized Signatory)


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
                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                                          [Date]

United States Trust Company of New York
114 West 47th Street
New York, New York  10036-1532

Attention:  Corporate Trust Administration

         Re:      The Resort at Summerlin, Limited Partnership
                  (the "Partnership") Warrants to purchase limited partnership interests (the "Securities")

Dear Sirs:

         In connection with our proposed purchase of ___________ of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Securities was not made to a person in the United States;

         (2) neither (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

         You and the Partnership are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                             Very truly yours,

                                             (Name of Transferor)

                                             By: __________________________
                                                   (Authorized Signatory)






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